Exhibit 5.1

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com

January 22, 2018

Editas Medicine, Inc.

11 Hurley Street

Cambridge, Massachusetts 02141

Re:                             Registration of Shares for Resale

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-222266) (the “Registration Statement”) filed by Editas Medicine, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which may be offered from time to time on a delayed or continuous basis by stockholders of the Company pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated January 22, 2018 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the sale by a certain stockholder of the Company (the “Selling Stockholder”) of up to 56,099 shares of Common Stock (the “Shares”).

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined copies of the Registration Statement and Prospectus as filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate from an authorized officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the registration for resale of the Shares and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Andrew Bonnes
Andrew Bonnes, a Partner